UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 15, 2014

First Security Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2014, First Security Group, Inc. (the “Company”) and FSGBank, N.A., (the “Bank”), the Company’s wholly-owned subsidiary, entered into an Employment Agreement with each of D. Michael Kramer, John R. Haddock, and Denise M. Cobb. In addition, the Bank entered into an Employment Agreement with Christopher G. Tietz. A copy of each executive’s Employment Agreement is attached hereto. The following summary of the key provisions of these agreements is qualified by the full text of the agreements.

Each Employment Agreement provides for an initial term, to be renewed automatically for a 12 month term if neither party has given notice of intent not to renew. The initial term of Mr. Kramer’s Employment Agreement is 36 months; the Employment Agreements for Ms. Cobb, Mr. Haddock and Mr. Tietz each provide for an initial term of 24 months. Mr. Kramer’s Employment Agreement serves to terminate his previous Employment Agreement, dated December 28, 2011, as previously included in a Current Report on Form 8-K dated December 29, 2011.

Each Employment Agreement sets forth the executive’s base salary, which shall be reviewed for adjustment at least annually. The base salaries in the Employment Agreements are $325,000 for Mr. Kramer, $199,620 for Mr. Haddock, $239,700 for Mr. Tietz, and $180,245 for Ms. Cobb. Each executive is also eligible to receive annual incentive compensation pursuant to the Company’s and the Bank’s incentive compensation plans. In addition, the executives shall receive an automobile allowance, business and professional education expenses, and certain other benefit programs open to other similarly situated employees of the Company and the Bank. The Employment Agreements provide for clawback of such compensation under certain circumstances.

The Employment Agreements provide for severance in the event of certain terminations, including the executive’s termination without cause (as defined in the Employment Agreement) or the executive’s resignation for good reason (as defined in the Employment Agreement). If an executive is terminated without cause or resigns for good reason during the term of the Employment Agreement and either (a) prior to a change of control, or (b) more than 24 months following a change in control, then such executive shall be entitled to severance equal to 12 months of the executive’s base salary at the time of termination.

If the executive is terminated without cause or resigns for good reason during the 24 months following a change in control (as defined in the Employment Agreement), the executive is entitled to liquidated damages equal to 2.25 times such executive’s base salary at the time of termination (except for Ms. Cobb, who is entitled to two times base salary), plus the lesser of (a) 30% of the base salary then in place, or (b) the average annual bonus received by the executive in the three years immediately preceding the termination. For the purposes of determining the average bonus, if a change in control occurs prior to January 1, 2017, only full calendar years commencing with the 2013 calendar year will be used in the calculation.

Each executive has also agreed not to compete and not to solicit employees or customers of the Company or Bank for 12 months following termination, regardless of cause, as well as standard non-disclosure of confidential information and non-disparagement provisions.

Each Employment Agreement is also subject to certain regulatory limitations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Employment Agreement by and among D. Michael Kramer, First Security Group, Inc. and FSGBank, N.A., dated April 15, 2014.
10.2	Employment Agreement by and among Denise M. Cobb, First Security Group, Inc. and FSGBank, N.A., dated April 15, 2014.
10.3	Employment Agreement by and among John R. Haddock, First Security Group, Inc. and FSGBank, N.A., dated April 15, 2014.
10.4	Employment Agreement by and between Christopher G. Tietz and FSGBank, N.A., dated April 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.
Dated:    April 18, 2014

By:	/s/ John R. Haddock
Name:	John R. Haddock
Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement by and among D. Michael Kramer, First Security Group, Inc. and FSGBank, N.A., dated April 15, 2014.
10.2	Employment Agreement by and among Denise M. Cobb, First Security Group, Inc. and FSGBank, N.A., dated April 15, 2014.
10.3	Employment Agreement by and among John R. Haddock, First Security Group, Inc. and FSGBank, N.A., dated April 15, 2014.
10.4	Employment Agreement by and between Christopher G. Tietz and FSGBank, N.A., dated April 15, 2014.